UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2021 (May 4, 2021)

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 4, 2021, Surgalign Holdings, Inc. (the “Company”) held the annual meeting of its stockholders (the “Annual Meeting”). All matters submitted to a vote of the Company’s stockholders as described in the proxy statement furnished to stockholders in connection with the Annual Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2021 (the “Proxy Statement”), were approved.

The number of shares of common stock and preferred stock (on an as-converted basis) entitled to vote at the Annual Meeting was 110,268,280. The number of shares of common stock present or represented by valid proxy was 89,314,664. At the Annual Meeting, the Company’s stockholders voted on the following items:

1.

To elect nine directors to serve on the Board of Directors of the Company (the “Board”) and hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. The number of votes cast for each of the eight nominees was as set forth below:

Name	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Sheryl L. Conley	55,930,780	11,799,360	21,584,524
Pawel Lewicki, PhD	59,955,321	7,774,819	21,584,524
Jeffrey C. Lightcap	50,908,381	16,821,759	21,584,524
Thomas A. McEachin	51,753,645	15,976,495	21,584,524
Terry M. Rich	60,122,396	7,607,744	21,584,524
Stuart F. Simpson	59,109,187	8,620,953	21,584,524
Mark D. Stolper	45,817,925	21,912,215	21,584,524
Paul G. Thomas	58,304,521	9,425,619	21,584,524
Nicholas J. Valeriani	58,348,878	9,381,262	21,584,524

As a result, the following nine individuals were elected, each to serve on the Board and hold office until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified: Sheryl L. Conley; Pawel Lewicki, PhD; Jeffrey C. Lightcap; Thomas A. McEachin; Terry M. Rich; Stuart F. Simpson; Mark D. Stolper; Paul G. Thomas; and Nicholas J. Valeriani.

2.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares authorized for issuance from 150,000,000 shares of common stock to 300,000,000 shares of common stock, the “Share Increase Proposal” — Stockholders approved and adopted the Share Increase Proposal as disclosed in the Proxy Statement. The vote totals related to the Share Increase Proposal were:

For	Against	Abstain	Broker Non-Votes
79,619,712	9,584,211	110,741	0

As a result, the Share Increase Proposal was approved.

3.

To adopt the Surgalign Holdings, Inc. Employee Stock Purchase Plan, the “ESPP Proposal” — Stockholders approved and adopted the ESPP Proposal as disclosed in the Proxy Statement. The vote totals related to the ESPP Proposal were:

For	Against	Abstain	Broker Non-Votes
59,641,631	7,199,417	889,092	21,584,524

As a result, the ESPP Proposal was approved.

4.

To adopt the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan, the “Incentive Plan Proposal” — Stockholders approved and adopted the Incentive Plan Proposal as disclosed in the Proxy Statement. The vote totals related to the Incentive Plan Proposal were:

For	Against	Abstain	Broker Non-Votes
58,605,897	9,025,536	98,707	21,584,524

As a result, the Incentive Plan Proposal was approved.

5.

To approve, on a non-binding, advisory basis, the ““Say on Pay” Proposal” — Stockholders approved and adopted the “Say on Pay” Proposal as disclosed in the Proxy Statement. The vote totals related to the “Say on Pay” Proposal were:

For	Against	Abstain	Broker Non-Votes
58,621,763	8,856,489	251,888	21,584,524

As a result, the “Say on Pay” Proposal was approved.

Banks and brokers were not eligible to vote shares for which they did not receive instructions from the beneficial owners of such shares on these proposals.

Item 8.01 Other Events.

On May 4, 2021, the Board appointed Mr. Nicholas J. Valeriani to replace Ms. Shirley Weis as Chair of the Company’s Compensation Committee of the Board (the “Compensation Committee”) and Ms. Sheryl Conley to serve as an independent director on the Compensation Committee, effective immediately. Mr. Valeriani and Ms. Conley meet the independence requirements of the Nasdaq Stock Market Rules and the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: May 5, 2021	By:	/s/ Joshua H. DeRienzis

Name: Joshua H. DeRienzis
Title: Chief Legal Officer and Corporate Secretary